Exhibit 99.2

News

For more information, contact
Kelli Powers, (314) 577-9618

FOR IMMEDIATE RELEASE

ANHEUSER-BUSCH DECLARES QUARTERLY COMMON STOCK DIVIDEND

ST. LOUIS, Oct. 24, 2007 – August A. Busch IV, president and chief executive officer of Anheuser-Busch Cos. Inc. today announced that the Board of Directors has declared a regular quarterly dividend of 33 cents on shares of the company’s outstanding common stock, payable December 10, 2007, to shareholders of record November 9, 2007.
Based in St. Louis, Anheuser-Busch is the leading American brewer, holding an approximate 50 percent share of U.S. beer sales.  The company brews the world’s largest-selling beers, Budweiser and Bud Light.  Anheuser-Busch also owns a 50 percent share in Grupo Modelo, Mexico’s leading brewer, and a 27 percent share in China brewer Tsingtao, whose namesake beer brand is the country’s best-selling premium beer.  Anheuser-Busch ranked No. 1 among beverage companies in FORTUNE Magazine’s Most Admired U.S. and Global Companies lists in 2007.  Anheuser-Busch is one of the largest theme park operators in the United States, is a major manufacturer of aluminum cans and one of the world’s largest recyclers of aluminum cans.  For more information, visit www.anheuser-busch.com.

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